EXHIBIT 10.15

                                LOAN AGREEMENT

                                    between

             PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY

                                      and

                            OLD MILL HOLDINGS, INC.

                                     Dated

                                     as of

                                 April 1, 1995

        $700,000 Pennsylvania Economic Development Financing Authority
               Taxable Development Revenue Bonds, 1995 Series A4
                      (Old Mill Holdings, Inc.  Project)
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                                LOAN AGREEMENT

      THIS LOAN AGREEMENT dated as of April 1, 1995 between PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY (the "Issuer"), a public instrumentality and body corporate and politic of the Commonwealth of Pennsylvania organized and existing under the Pennsylvania Economic Development Financing Law, as amended, and OLD MILL HOLDINGS, INC. (the 'Borrower"), a corporation duly organized and validly existing under the laws of the State of Delaware (the capitalized terms not defined in the recitals being used therein as defined or otherwise described in Article I of this Agreement),

                               WITNESSETH THAT:

      A. The Issuer is a public instrumentality of the Commonwealth of Pennsylvania and a body corporate and politic organized and existing under the Act. Under the Act, the Issuer, at the request of Capital Region Economic Development Corporation (the ("Local Entity"), is authorized to enter into agreements providing for the financing of industrial facilities, commercial facilities, pollution control facilities, public facilities and other facilities and activities which promote any of the public purposes set forth in the Act.

      B. The Issuer has undertaken, at the request and with the approval of the Local Entity, the financing of certain costs of a 54,000 square foot facility and related equipment, and working capital for the operation of such facility, for the manufacture of embroidered apparel, to be located on certain real property more fully described in Exhibit A attached hereto (the "Project Site"). The Project Site and such facilities are herein collectively called the 'Project". The Project is owned and operated by Needleworks, Inc. (the "Operator"), a wholly owned subsidiary of the Borrower. A more complete description of the Project and the estimated costs thereof is set forth in Exhibit B attached hereto.

      C. In order to finance the Project, the Issuer has duly authorized the issuance and sale of its Taxable Development Revenue Bonds, 1995 Series A4 (Old Mill Holdings, Inc. Project) (the "Bonds") to be issued under the terms of a Trust Indenture dated as of the date hereof (as the same may hereafter be amended or supplemented from time to time, the "Indenture") by and between the Issuer and CoreStates Bank, N.A., Philadelphia, Pennsylvania, as Trustee.

      D. The Issuer has entered into this Agreement with the Borrower for the purposes of providing for (i) the loan of the proceeds of the Bonds to the Borrower in order to finance the Project and (ii) the repayment of such loan by the Borrower in amounts sufficient to pay, when due, the principal of, premium, if any, on and interest on the Bonds.

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      NOW, THEREFORE, intending to be legally bound, the Issuer and the Borrower hereby agree as follows:

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                                  ARTICLE I.

                                  DEFINITIONS

      Section 1.1. USE OF TERMS DEFINED IN INDENTURE. Terms used in this Agreement which are defined in the Indenture and are not otherwise defined in this Agreement shall have the meanings set forth in the Indenture unless the context or use clearly indicates another meaning or intent.

      Section 1.2. DEFINITIONS. In addition to the terms defined in the recital clauses of this Agreement, as used herein:

      "Additional Payments" means the amounts required to be paid by the Borrower pursuant to Section 4.4.

      "Agreement" means this Loan Agreement, as amended or supplemented from time to time.

      "Authorized Representative" means, with respect to the Issuer, each person at the time designated to act on behalf of the Issuer by written certificate furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by its Secretary or Assistant Secretary, and, with respect to the Borrower, each person at the time designated to act on behalf of the Borrower by written certificate furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Borrower by its Secretary or Assistant Secretary.

      "Bond Service" means, for any period or payable at any time, the principal of, premium, if any, on and interest on the Bonds for that period or payable at the time whether due on an Interest Payment Date, at maturity or upon acceleration or redemption.

      "Borrower's Agreements, means this Agreement, the Placement Agreement, the Remarketing Agreement, the Reimbursement Agreement and the Bond Pledge Agreement.

      "Completion Date" means the date of completion of the Project evidenced in accordance with the requirements of Section 3.6.

      "Event of Default" means any of the events described as an Event of Default in Section 7.1.

      "Issuer's Fee" means the amount of $1,400.

      "Loan" means the loan by the Issuer to the Borrower of the proceeds of the Bonds pursuant to Section 4.1 in the original principal amount of $700,000.

      "Loan Payments" means the amounts required to be paid by the Borrower in repayment of the Loan pursuant to Section 4-2.

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      "Participating Bank" means the commercial bank, trust company or other financial institution which has entered into the Participating Bank Agreement with the Bank and the Reimbursement Agreement with the Borrower, and its successors and assigns. The initial Participating Bank is Meridian Bank.

      "Participating Bank Agreement" means the Participation and Reimbursement Agreement between the Participating Bank and the Bank relating to the Bonds, as amended, supplemented or replaced from time to time.

      "Placement Agreement" means the Placement Agreement among the Issuer, the Borrower and PNC Brokerage Corp., as the Placement Advisor, relating to the Bonds.

      "Project Costs" means costs of the Project permitted under the Act, including, but not limited to, the following:

            (a) Costs incurred in acquisition, construction, installation, equipment or improvement of the Project, including costs incurred in respect of the Project for preliminary planning and studies; architectural, engineering, accounting, consulting, legal and other professional fees and expenses; labor, services and materials; and qualified refinancing and working capital costs not to exceed amounts approved by the Issuer:

            (b) Fees, charges and expenses incurred in connection with the authorization, sale, issuance and delivery of the Bonds, including without limitation bond discount, printing expense, title insurance, recording fees and the initial fees and expenses of the Trustee, Issuer, Local Entity, Remarketing Advisor, Bank and Participating Bank;

            (c) Payment of interest on the Bonds and fees of the Bank, Participating Bank, Trustee and Remarketing Advisor accruing during the period of acquisition, construction and/or equipping of the Project; and

            (d) Any other costs, expenses, fees and charges properly chargeable to the cost of acquisition, construction, installation, equipment or improvement of the Project.

      "Purchase Payments, means the amounts required to be paid by the Borrower pursuant to Section 4.3.

      "Reimbursement Agreement" means the Reimbursement Agreement between the Participating Bank and the Borrower relating to the Letter of Credit and the Bonds, as amended, supplemented or replaced from time to time.

      "Remarketing Agreement" means the Remarketing Agreement between the Borrower and the Remarketing Advisor relating to the Bonds, as amended, supplemented or replaced from time to time.

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      "Resolutions" means the resolution or resolutions of the Issuer approving and authorizing the Bonds, the Indenture and this Agreement.

      "Unassigned Issuer's Rights" means all of the rights of the Issuer to receive Additional Payments under Section 4.4, to be held harmless and indemnified under Section 5.10, to be reimbursed for attorney's fees and expenses under Section 7.4, and to give or withhold consent to or approval of amendments, modifications, termination or assignment of this Agreement, or sale, transfer, assignment, lease (or assignment of lease) or other disposal of the Project, under Sections 5.1, 5.2, 5.4, 8.5 and 8.9.

      Section 1.3. INTERPRETATION. In this Agreement, unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa, the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this Agreement, and the term "hereafter" means after and the term "heretofore,, means before the Series Issue Date, and words of any gender include the correlative words of the other genders. In this Agreement, unless otherwise indicated, all references to particular Articles, Sections, Subsections or paragraphs are references to the Articles, Sections, Subsections or paragraphs of this Agreement.

      Section 1.4. CAPTIONS, HEADINGS AND TABLE OF CONTENTS. The captions, headings and table of contents in this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, Subsections or paragraphs hereof.

                              (End of Article I)

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                                  ARTICLE II.

                                REPRESENTATIONS

      Section 2.1. REPRESENTATIONS AND FINDINGS OF ISSUER. The Issuer hereby confirms its findings and represents that:

            (a) The Issuer is a public body corporate and politic established in the Commonwealth of Pennsylvania pursuant to the laws of the Commonwealth of Pennsylvania (including the Act). Under the Act, the Issuer has the power to enter into the Indenture, the Placement Agreement and this Agreement and to carry out its obligations thereunder and to issue the Bonds to finance the Project.

            (b) By adoption of the Resolutions at one or more duly convened meetings of the Issuer at which a quorum was present and acting throughout, the Issuer has duly authorized the execution and delivery of the Indenture, the Placement Agreement and this Agreement and performance of its obligations thereunder and the issuance of the Bonds. Simultaneously with the execution and delivery of this Agreement, the Issuer has duly executed and delivered the Indenture and issued and sold the Bonds.

            (c) Based on representations and information furnished to the Issuer by or on behalf of the Borrower and the Local Entity, the Issuer has found that the Borrower is qualified to be a beneficiary of financing provided by the Issuer pursuant to the Act.

            (d) Based on representations and information furnished to the Issuer by or on behalf of the Borrower, the Issuer has found that the Project (i) will promote the public purposes of the Act, (ii) is located within the boundaries of the Commonwealth of Pennsylvania and within the boundaries of the county, city, town, borough or township which organized the Local Entity (or within the boundaries of the county in which such city, town, borough or township is located or in which such Local Entity is certified by the Pennsylvania Industrial Development Authority to act as an industrial development agency as defined in the Act), and (iii) will constitute a project within the meaning of the Act.

            (e) The Project has been approved (1) by the Local Entity, as required by the Act, (2) by the Pennsylvania Secretary of Commerce, as required by the Act, and (3) by the Issuer by adoption of the Resolutions, as required by the Act.

            (f) The Issuer has not and will not pledge the income and revenues derived from this Agreement other than pursuant to and as set forth in the Indenture.

      Section 2.2. REPRESENTATIONS OF BORROWER. The Borrower hereby represents that:

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            (a) The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware, and has full power and authority to execute, deliver and perform its obligations under the Borrower's Agreements and to enter into and carry out the transactions contemplated thereby. The Borrower is not a Disqualified Contractor.

            (b) The Borrower's Agreements have been duly authorized, executed and delivered by the Borrower and constitute valid and binding obligations of the Borrower. The execution, delivery and performance of the Borrower's Agreements by the Borrower do not, and will not, violate any provision of law applicable to the Borrower or the Borrower's articles of incorporation or bylaws or any agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound.

            (c) The Project will promote the public purposes of the Act and will not cause, directly or indirectly, the removal, either in whole or in part, of a plant, facility or establishment from one area of the Commonwealth of Pennsylvania to another. The Project is located within the boundaries of the county, city, town, borough or township which organized the Local Entity (or within the boundaries of the county in which such city, town, borough or township is located or in which such Local Entity is certified by the Pennsylvania Industrial Development Authority to act as an industrial development agency as defined in the Act).

            (d) The Borrower has acquired or will acquire before they are needed all permits and licenses, and has satisfied or will satisfy other requirements necessary, for the acquisition, construction, installation and/or operation of the Project. The Project is a project within the meaning of the Act and will be operated as such.

            (e) The Borrower presently intends to use or operate, or to cause the Operator to use or operate, the Project in a manner consistent with the Act until the date on which the Bonds have been fully paid and knows of no reason why the Project will not be so used or operated.

            (f)   The proceeds of the Bonds will not exceed the Project Costs.

            (g) The Operator is an Affiliate, The Operator is not a Disqualified Contractor.

                              (End of Article II)

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                                 ARTICLE III.

                            ACQUISITION OF PROJECT;
                        ISSUANCE OF BONDS; PROJECT FUND

      Section 3.1. ACQUISITION OF PROJECT. The Borrower (a) has acquired, or on the Series Issue Date is acquiring, the Project Site and shall construct, install, equip and/or improve the Project on the Project Site with all reasonable dispatch and in accordance with the description thereof in Exhibit B attached hereto and applicable law, (b) shall procure or cause to be procured all permits and licenses necessary for the prosecution of any and all work on the Project, and (c) shall pay when due all costs and expenses incurred in connection with such acquisition, construction, installation, equipment and improvement from funds made available therefor in accordance with this Agreement or otherwise. It is understood that the Project is the property of the Borrower and that any contracts made by the Borrower with respect thereto and any work to be done by the Borrower on the Project are made or done by the Borrower in its own behalf and not as agent or contractor for the Issuer. The Borrower may cause legal title to the Project Site and buildings thereon to be conveyed to an industrial development corporation for the purpose of obtaining financing for the benefit of the Borrower through the Pennsylvania Industrial Development Authority of costs of the Project Site and buildings thereon not financed with proceeds of the Bonds.

      Section 3.2. ADDITIONS AND CHANGES TO PROJECT. The Borrower may, at its option and at its own cost and expense, at any time and from time to time, revise the description of the Project in Exhibit B attached hereto and/or make such additions and changes to the Project as it may deem to be desirable for its uses and purposes, provided that (i) such additions and changes shall constitute part of the Project, (ii) the Borrower shall supplement the information contained in Exhibit B attached hereto by filing with the Issuer and the Trustee such supplemental information as is necessary to reflect such additions and changes so that the Issuer and the Trustee will be able to ascertain the nature and cost of the facilities included in the Project and covered by this Agreement and (iii) if an addition or change is substantial in relation to the Bonds, the Borrower shall have first obtained and filed with the Issuer and the trustee an opinion of Bond Counsel to the effect that such addition or change is authorized or permitted under the Act. In any case, the Borrower shall obtain the Issuer's approval of the addition to the Project of any proposed facilities or any other changes not generally described in Exhibit B attached hereto on the date of delivery of this Agreement.

      Section 3.3. ISSUANCE OF BONDS: APPLICATION OF PROCEEDS. To provide funds to make the Loan for purposes of paying Project Costs in accordance with Exhibit B attached hereto, the Issuer will issue the Bonds in the aggregate principal amount of $700,000. The Bonds will be issued pursuant to the Indenture and will bear interest, mature and be subject to redemption all as set forth therein. The Borrower hereby approves the terms and conditions of the Indenture and the Bonds, and the terms and conditions under which the Bonds will be issued, sold and delivered.

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      The proceeds from the sale of the Bonds (including any bond discount)
shall be loaned to the Borrower pursuant to Section 4.1 and such proceeds (net of any bond discount) shall be paid over to the Trustee for deposit in the Project Fund. Pending disbursement pursuant to Section 3.4, the proceeds of the Bonds so deposited in the Project Fund, together with any investment earnings thereon, shall constitute a part of the Trust Estate and shall be subject to the lien of the Indenture pursuant to the granting clauses therein as security for the obligations described in such granting clauses, and to such end the Borrower hereby grants to the Trustee as security for such obligations a security interest in all of the Borrower's right, title and interest in and to the Project Fund.

      Section 3.4. DISBURSEMENTS FROM PROJECT FUND. Subject to the provisions below, disbursements from the Project Fund shall be made to reimburse or pay the Borrower, or any person designated by the Borrower, for Project Costs. The Borrower agrees that the sums so disbursed from the Project Fund will be used only for the payment of Project Costs, and will not be used for any other purpose.

      Any disbursements from the Project Fund for the payment of the Project Costs shall be made by the Trustee only upon the written order of an Authorized Representative of the Borrower, with the written approval of the Participating Bank, delivered to the Trustee; provided that disbursements made for costs described in clause (b) of the definition of Project Costs may be made by the Trustee upon delivery to the Trustee of a closing statement signed by the respective Authorized Representatives of the Issuer and the Borrower and approved by the Participating Bank. Each such written order shall be substantially in the form of the disbursement request attached hereto as Exhibit C and shall be consecutively numbered and accompanied by invoices or other appropriate documentation supporting the payments or reimbursements requested. In case any contract provides for the retention by the Borrower of a portion of the contract price, there shall be paid from the Project Fund only the net amount remaining after deduction of any such portion, and only when that retained amount is due and payable, may it be paid from the Project Fund.

      Any moneys in the Project Fund (including the earnings from investments therein) remaining after the Completion Date and payment, or provision for payment, in full of the Project Costs shall, at the direction of an Authorized Representative of the Borrower, be transferred to the General Account of the Bond Fund and applied as provided in Subsection 5.04(c) of the Indenture.

      Section 3.5. BORROWER REQUIRED TO PAY COSTS IN EVENT PROJECT FUND INSUFFICIENT. If moneys in the Project Fund are not sufficient to pay all Project Costs, the Borrower nonetheless shall complete the Project in accordance with Exhibit B attached hereto and shall pay all such additional Project Costs. The Borrower shall not be entitled to any reimbursement for any such payments from the Issuer, the Trustee, the Bank, the Participating Bank or any Holder; nor shall it be entitled to any abatement, diminution or postponement of the Loan Payments.

      Section 3.6. COMPLETION. Except to the extent otherwise approved by the Issuer, within three years of the date of original deliver and payment for the Bonds, the Borrower shall have completed the Project and caused all of the proceeds of the Bonds to be expended for Project Costs in

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accordance with Exhibit B attached hereto or otherwise applied as described in
Section 3.4. The Borrower shall notify the Issuer and the Trustee of the Completion Date by a certificate signed by an Authorized Representative of the Borrower stating

            (a)   the date on which the Project was substantially completed,

            (b) that all other facilities necessary in connection with the Project have been acquired, constructed, installed, equipped and/or improved,

            (c) that the acquisition, construction, installation, equipment and/or improvement of the Project and such other facilities have been accomplished in such a manner as to conform with all applicable zoning, planning, building, environmental and other similar governmental regulations, and/or that any portion of the Project constituting a refinancing has been accomplished,

            (d) that except as provided in clause (e) below, all COSTS of the Project then or theretofore due and payable have been paid, and

            (e) the amounts which the Trustee shall retain in the Project Fund for the payment of Project Costs not yet due or for liabilities which the Borrower is contesting or which otherwise should be so retained and the reasons therefor.

Such certificate may state that it is given without prejudice to any rights against third parties which then exist or subsequently may come into being. The Authorized Representative of the Borrower shall include with such certificate a statement specifically describing all items of personal property comprising a part of the Project. The certificate shall be delivered as promptly as practicable after the Borrower is in a position to certify as to the matters referred to in clauses (a) through (e) above.

      Section 3.7. INVESTMENT AND USE OF FUND MONEYS. At the oral or written request of an Authorized Representative of the Borrower, any-moneys held as part of the Bond Fund (except moneys in the Letter of Credit Debt Service Account created under Section 5.04 of the Indenture and except any moneys representing principal of, or premium, if any, or interest on, any Bonds which are deemed paid under Section 10.02 of the Indenture) or the Project Fund shall be invested or reinvested by the Trustee in Eligible Investments.

                             (End of Article III)

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                                  ARTICLE IV.

                        LOAN BY ISSUER; LOAN PAYMENTS;
                                OTHER PAYMENTS

      Section 4.1. LOAN BY ISSUER. Upon the terms and conditions of this Agreement, the Issuer will make the Loan to the Borrower on the Series Issue Date in a principal amount equal to the aggregate principal amount of the Bonds. The Loan shall be deemed fully advanced upon deposit of the proceeds of the Bonds (net of any bond discount) in the Project Fund pursuant to Section 3.3.

      Section 4.2. LOAN PAYMENTS. In consideration of and in repayment of the Loan, the Borrower shall make, as Loan Payments, payments which correspond, as to amounts and due dates, to the Bond Service on the Bonds; provided that, except to the extent that the Participating Bank shall otherwise stipulate by written notice delivered to the Issuer, the Trustee and the Bank, such payments shall be made in advance as set forth below in this Section. Amounts received upon a drawing by the Trustee under the Letter of Credit for the payment of Bond Service shall be credited against the Loan Payments otherwise payable by the Borrower corresponding to such Bond Service; provided that the Bank and, if applicable, the Participating Bank have been fully reimbursed for such drawing by the Borrower.

      To provide funds to pay the Bond Service as and when due as specified above, the Borrower shall make the Loan Payments on or before the Business Day next preceding the first Business Day of each month in an amount equal to the interest due on the Bonds on the Interest Payment Date for such month, while the Bonds bear interest at a Weekly Rate, or in an amount equal to 1/6 of the interest due on the Bonds on the next Interest Payment Date while the Bonds bear interest at a Term Rate and, commencing on the last Business Day of April 1995, in an amount equal to 1/12 of the next payment of principal of the Bonds due by mandatory sinking fund redemption or at maturity, taking into account funds held in the General Account of the Bond Fund under the Indenture which would be available for such purposes. In addition, to provide funds to pay the principal of and premium, if any, and interest on the Bonds as and when due at any other time, the Borrower hereby agrees to make and shall make Loan Payments at least one Business Day (or earlier if required by the Indenture) prior to the date when such principal, premium, if any, and interest is due and payable. The foregoing requirement to make Loan Payments in advance of the corresponding dates for payment of the principal of and interest on the Bonds may be waived if and to the extent stipulated by the Participating Bank by written notice delivered to the Issuer, the Trustee and the Bank; provided that in no event shall Loan Payments be made later than such corresponding dates.

      It is the intention of the Issuer and the Borrower that, notwithstanding any other provision of this Agreement, the Trustee, as assignee of the Issuer, shall receive funds from or on behalf of the Borrower (taking into account such credits for amounts drawn on the Letter of Credit) in such amounts and at such times as will enable the Issuer to pay when due all of its Bond Service on the

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Bonds and any obligations arising under Section 4.3 and any such obligations surviving the payment of the Bonds.

      All Loan Payments shall be payable in lawful money of the United States of America and shall be made by, or on behalf of the Borrower, to the Trustee at its Principal Office for the account of the Issuer and deposited in the General Account of the Bond Fund created by the Indenture. Such Loan Payments shall be applied as provided in the Indenture.

      The Borrower shall be entitled to credits against the Loan Payments as and to the extent provided in Subsection 5.04(f) of the Indenture.

      Section 4.3. PURCHASE PAYMENTS. To the extent that moneys on deposit in the Remarketing Proceeds Purchase Account or the Letter of Credit Purchase Account established under the Indenture are insufficient to pay the full purchase price of Bonds payable pursuant to Sections 4.01 and 4.02 of the Indenture on the applicable Purchase Date, the Borrower shall also pay to the Trustee as Purchase Payments for deposit in the Borrower Purchase Account established under the Indenture amounts sufficient to cover the shortfalls.

      Section 4.4. ADDITIONAL PAYMENTS. The Borrower shall pay as Additional Payments hereunder: (a) to the Issuer, the Issuer's Fee on the Series Issue Date and any and all costs and expenses (including reasonable legal fees and expenses) incurred or to be paid by the Issuer in connection with the issuance and delivery of the Bonds or otherwise related to actions taken by the Issuer under this Agreement or the Indenture or any amendment thereof, supplement thereto or consent or waiver thereunder, including without limitation the Borrower's pro rata share of any annual charge made by a Rating Service to maintain a rating on the Bonds; (b) to the Local Entity, the Local Entity's fee on the Series Issue Date and any and all costs and expenses incurred or to be paid by the Local Entity in connection with the Project; (c) to the Remarketing Advisor, the fees and expenses of the Remarketing Advisor under the Indenture and the Remarketing Agreement for services rendered in connection with the Bonds; and (d) to the Trustee, the reasonable fees, charges and expenses of the Trustee and its agents for acting as such under the Indenture.

      Section 4.5. OBLIGATIONS UNCONDITIONAL. The obligations of the Borrower to make Loan Payments, Purchase Payments and Additional Payments shall be absolute and unconditional, and the Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including without limitation any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Trustee, the Remarketing Advisor, the Bank, the Participating Bank or any other person, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, it being the intention of the parties that the payments required of the Borrower hereunder will be paid in full when due without any delay or diminution whatsoever. Loan Payments and Purchase Payments required to be paid by or on behalf of the Borrower hereunder shall be received by the Issuer or the Trustee as net sums and the Borrower agrees to pay or cause to be paid all charges against or which might diminish such net sums.

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      Section 4.6. ASSIGNMENT OF ISSUER'S RIGHTS. To secure the payment of, first, the Bond Service, second, the Participating Bank's obligations under the Participating Bank Agreement, and third, the Borrower's obligations under the Reimbursement Agreement, the Issuer shall pledge and assign to the Trustee all the Issuer's rights in, to and under this Agreement (except for the Unassigned Issuer's Rights), the Revenues and the other property comprising the Trust Estate. The Borrower consents to such pledge and assignment and agrees to make or cause to be made Loan Payments and Purchase Payments directly to the Trustee without defense or set-off by reason of any dispute between the Borrower and the Trustee. Whenever the Borrower is required to obtain the consent of the Issuer hereunder, the Borrower shall also obtain the consent of the Trustee; provided that, except as otherwise expressly stipulated herein or in the Indenture, the Borrower shall not be required to obtain the Trustee's consent with respect to the Unassigned Issuer's Rights.

      Section 4.7. LETTER OF Credit. Concurrently with the initial delivery of the Bonds pursuant to Section 2.01 of the Indenture, the Borrower shall cause the initial Letter of Credit to be issued by the Bank pursuant to the Participating Bank Agreement, which Letter of Credit (1) shall be substantially in the same form as the exhibit attached to the Participating Bank Agreement;
(2) shall be dated the date of delivery of the Bonds; (3) shall authorize the Trustee to draw on the Bank, subject to the terms and conditions thereof, up to
(a) an amount equal to the principal amount of the Bonds (i) to enable the Trustee to pay the principal amount of the Bonds when due at maturity or upon redemption or acceleration and (ii) to enable the Trustee to pay the portion of the purchase price of Bonds tendered to it for purchase and not remarketed corresponding to the principal amount of such Bonds, plus (b) an amount equal to the 60 days interest on the Bonds at the Maximum Rate with respect to the Weekly Rate (i) to enable the Trustee to pay interest on the Bonds when due and (ii) to enable the Trustee to pay the portion of the purchase price of Bonds tendered to it for purchase and not remarketed corresponding to the accrued interest on such Bonds. The Letter of Credit may be extended, amended or replaced by an Alternate Letter of Credit complying with the provisions of Sections 2.05 and 5.08 of the Indenture. The Participating Bank, the Participating Bank Agreement and the Reimbursement Agreement may be replaced by complying with the provisions of
Section 5.08(g) of the Indenture.

      It is anticipated that all payments of principal of and interest on the Bonds, and all payments of purchase price of the Bonds payable upon optional or mandatory tender for purchase for the payment of which remarketing proceeds are not available pursuant to Article IV of the Indenture.
will be funded from draws on the Letter of Credit.

      The Borrower shall take whatever action may be necessary to maintain the Letter of Credit in full force and effect during the period required by the Indenture, including the payment of any transfer fees required by the Bank upon any transfer of the Letter of Credit to any successor Trustee.

                              (End of Article IV)

                                  ARTICLE V.

                       ADDITIONAL COVENANTS OF BORROWER

      Section 5.1. MAINTENANCE OF EXISTENCE. If the Borrower is a corporation, partnership or other entity, the Borrower shall do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and qualification to do business in Pennsylvania and shall not (a) dissolve or otherwise sell, transfer or dispose of all, or substantially all, of its assets or (b) consolidate with or merge into any other entity; provided that the preceding restrictions shall not apply to a transaction to which the Issuer and the Participating Bank consent in writing if the transferee or the surviving or resulting entity, if other than the Borrower, by written instrument satisfactory to the Trustee, assumes and agrees to perform and observe the agreements and obligations of the Borrower under this Agreement and the provisions of Section
8.9 are satisfied.

      Section 5.2. COMPLIANCE WITH LAWS: COMMENCEMENT AND CONTINUATION OF OPERATIONS AT PROIECT: NO SALE, REMOVAL OR DEMOLITION OF PROJECT. The Borrower will acquire, construct, install, operate and maintain the Project in such manner as to comply with the Act and all applicable requirements of federal, state and local laws and the regulations, rules and orders of any federal, state or local agency, board, commission or court having jurisdiction over the Project or the operation thereof, including without limitation applicable zoning , planning, building and environmental laws, regulations, rules and orders; provided that the Borrower shall be deemed in compliance with this Section so long as it is contesting in good faith any such requirement by appropriate legal proceedings. The Borrower (or its lessee) shall commence operations at the Project within three years from the Series Issue Date and shall continue such operations throughout the term of this Agreement. The Borrower shall not sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) its interest in the Project or any material portion thereof (other than as permitted by Section 5.1 and other than leases permitted under Section 5.4) or undertake or permit the demolition or removal of the Project or any material portion thereof without the prior written consent of the Issuer; provided that the Borrower shall be permitted (i) to sell, transfer, assign or otherwise dispose of or remove any portion of the Project which is retired or replaced in the ordinary course of business and (ii) to convey legal title to the Project Site and buildings thereon to an industrial development corporation for the purpose of obtaining financing for the benefit of the Borrower through the Pennsylvania Industrial Development Authority of costs of the Project Site and buildings thereon not financed with proceeds of the Bonds.

      Section 5.3. RIGHT OF INSPECTION. Subject to reasonable security and safety regulations and upon reasonable notice, the Issuer and the Trustee, and their respective agents, shall have the right during normal business hours to inspect the Project.

      Section 5.4. LEASE BY BORROWER. The Borrower may lease the Project, in whole or in part, to the Operator or one or more other Persons, provided that:

            (a) No such lease shall relieve the Borrower from its obligations under this Agreement, the Reimbursement Agreement, the Bond Pledge Agreement or the Remarketing Agreement;

            (b) In connection with any such lease the Borrower shall retain such rights and interests as will permit it to comply with its obligations under this Agreement, the Reimbursement Agreement, the Bond Pledge Agreement and the Remarketing Agreement;

            (c) No such lease shall impair materially the accomplishment of the purposes of the Act to be accomplished by operation of the Project as herein provided;

            (d) Any such lease shall require the lessee to operate the Project as a "project" under the Act as long as the Bonds are outstanding; and

            (e) In the case of a lease to a new lessee or an assignment of an existing lease to a new lessee of substantially all of the Project, such new lessee (i) shall not be a Disqualified Contractor and (ii) shall have been approved by the Issuer (such approval not to be unreasonably withheld).

      Section 5.5. FINANCIAL STATEMENTS: BOOKS AND RECORDS. The Borrower shall prepare or have prepared such financial statements and reports in such form as are required by the Participating Bank, and shall keep true and proper books of records and accounts in which full and correct entries are made of all its business transactions. Copies of such financial statements and reports shall be provided to the Issuer and the Trustee promptly upon request, and such books of records and accounts shall be made available for inspection during normal business hours upon request by the Issuer or the Trustee or their respective agents.

      Section 5.6. TAXES, OTHER GOVERNMENTAL CHARGES AND UTILITY CHARGES. The Borrower shall pay, or cause to be paid before the same become delinquent, all taxes, assessments, whether general or special, and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project, including any equipment or related property installed or brought by the Borrower therein or thereon, and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project. With respect to special assessments or other governmental charges that lawfully may be paid in installments over a period of years, the Borrower shall be obligated to pay only such installments as are required to be paid during the term hereof. The Borrower may, at its expense, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, unless the Issuer or the Trustee shall notify the Borrower that, in the opinion of counsel selected by the Issuer or the Trustee, by nonpayment of any such items the Project or any part thereof will be subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid promptly. The Borrower shall also comply at its own cost and expense with all notices received from public authorities with respect to the Project.

      Section 5.7. INSURANCE. The Borrower shall at its own cost and expense obtain or cause to be obtained insurance policies against such risks, and in such amounts, as are customarily insured against by entities owning facilities of like size and type to the Project, paying, as the same become due and payable, all premiums in respect thereof.

      Section 5.8. DAMAGE TO OR CONDEMNATION OF PROJECT. In the event of damage, destruction or condemnation of part or all of the Project, the Borrower shall either: (i) restore the Project or (ii) if permitted by the terms of the Bonds, direct the Issuer to call the Bonds for redemption as set forth in Section 6.2. Damage to, destruction of or condemnation of all or a portion of the Project shall not terminate this Agreement or cause any abatement of or reduction in the payments to be made by the Borrower under this Agreement.

      Section 5.9. LITIGATION NOTICE. The Borrower shall give the Trustee, the Participating Bank, the Remarketing Advisor and the Bank prompt notice of any action, suit or proceeding pending or threatened against it at law or in equity, or before any governmental instrumentality or agency, which, if adversely determined, would materially impair the right of the Borrower to carry on the business which is contemplated in connection with the Project or would materially and adversely affect its business, operations, properties, assets or condition.

      Section 5.10. INDEMNIFICATION. The Borrower will indemnify and hold harmless the Issuer and each member, director, officer, employee, attorney and agent of the Issuer for and against any and all claims, losses, damages or liabilities (including the costs and expenses of defending against any such claims) to which the Issuer or any member, director, officer, employee or agent of the Issuer may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise directly or indirectly out of
(a) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of thany breach or default on the part of the Borrower in the performance of any covenant or agreement of the Borrower under any of the Borrower's Agreements or any related document, or arising from any act or failure to act by the Borrower or any of its agents, contractors, servants, employees or licensees; (c) the authorization, issuance and sale of the Bonds; (d) any failure by the Borrower to comply with the provisions of the Act; and (e) any claim, action or proceeding brought with respect to any matter set forth in clause (a), (b), (c) or (d) above.

      The Borrower will indemnify and hold harmless the Trustee and the Remarketing Advisor for and against all liabilities, claims, costs and expenses incurred without negligence or bad faith on the part of the Trustee or the Remarketing Advisor on account of any action taken or omitted to be taken by the Trustee or the Remarketing Advisor in accordance with the terms of this Agreement, the Bonds, the Bond Pledge Agreement, the Letter of Credit, the Remarketing Agreement or the Indenture or any action taken at the request of or with the consent of the Borrower, including the costs and expenses incurred by the Trustee and the Remarketing Advisor in defending themselves against any such claims.

      In case any action or proceeding is brought against the Issuer, the Remarketing Advisor or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity promptly shall give notice of that action or proceeding to the Borrower, and the Borrower upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided that failure of a party to give that notice shall not relieve the Borrower from any of its obligations under this Section unless (and then only to the extent) that failure prejudices the defense of the action or proceeding by the Borrower. At its own expense, an indemnified party may employ separate counsel and participate in the defense. The Borrower shall not be liable for any settlement made without its consent, which shall not be unreasonably withheld.

      The indemnification set forth above is intended to and shall (i) include the indemnification of all affected directors, officers, agents and employees of the Issuer, the Remarketing Advisor and the Trustee, respectively, and (ii) be enforceable by the Issuer, the Remarketing Advisor and the Trustee, respectively, to the full extent permitted by law.

      Section 5.11. NONDISCRIMINATION. The Borrower hereby accepts and agrees to be bound by the nondiscrimination clause set forth in Exhibit D attached hereto.

                              (End of Article V)

                                  ARTICLE VI.

                              REDEMPTION OF BONDS

      Section 6.1. OPTIONAL REDEMPTION. Provided no Event of Default shall have occurred and be subsisting, at any time and from time to time, the Borrower may deliver or cause to be delivered Loan Payments to the Trustee in addition to the scheduled Loan Payments required to be made under Section 4.2 and direct the Trustee to use the Loan Payments so delivered for the purpose of calling Bonds for optional redemption in accordance with the applicable provisions of the Indenture and redeeming such Bonds at the redemption price stated in the Indenture. Such Loan Payments shall be held and applied as provided in Section
5.04 of the Indenture and delivery thereof shall not operate to abate or postpone Loan Payments otherwise becoming due or to alter or suspend any other obligations of the Borrower under this Agreement. Whenever the Bonds are subject to optional redemption pursuant to the Indenture, the Issuer will, but only upon direction of the Borrower, direct the Trustee to call the same for redemption as provided in the Indenture.

      Section 6.2. EXTRAORDINARY OPTIONAL REDEMPTION. The Borrower shall have, subject to the conditions hereinafter imposed, the option to direct the redemption of the Bonds in accordance with the applicable provisions of the Indenture upon the occurrence of any of the following events:

            (a) The Project shall have been damaged or destroyed to such an extent that (1) it cannot reasonably be expected by the Borrower to be restored, within a period of six months, to the condition thereof immediately preceding such damage or destruction or (2) its normal use and operation is reasonably expected by the Borrower to be prevented for a period of six consecutive months.

            (b) Title to, or the temporary use of, all or a significant part of the Project shall have been taken under the exercise of the power of eminent domain (1) to such extent that the Project cannot reasonably be expected by the Borrower to be restored within a period of six months to a condition of usefulness comparable to that existing prior to the taking or
      (2) as a result of the taking, normal use and operation of the Project is reasonably expected by the Borrower to be prevented for a period of six consecutive months.

            (c) As a result of any changes in state or federal laws or as a result of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Issuer or the Borrower in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Agreement, or if unreasonable burden or excessive liability shall have been imposed with respect to the Project or the operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Agreement other than ad valorem taxes presently generally levied upon privately owned property used for the same general purpose as the Project.

            (d) Changes in the economic availability of raw materials, operating supplies, energy sources or supplies, or facilities (including, but not limited to, facilities in connection with the disposal of industrial wastes) necessary for the operation of the Project shall have occurred or technological or other changes shall have occurred which the Borrower cannot reasonably overcome or control and which in the Borrower's reasonable judgment render the Project uneconomic.

      To exercise such option, the Borrower shall, within 90 days following the event giving rise to the exercise of that option, or at any time during the continuation of the condition referred to in clause (d) above, give notice to the Issuer and the Trustee specifying the date on which the Borrower will deliver the funds required for such redemption, which date shall be not more than 90 days from the date such notice is mailed and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

      The amount payable by the Borrower in the event of its exercise of the option granted in this Section shall be the sum of (i) an amount of money which, when added to the moneys and investments held to the credit of the Bond Fund, will be sufficient pursuant to Section 5.04 and Article X of the Indenture to pay, or provide for the payment of, the redemption price of Bonds on the redemption date and to fully reimburse the Bank and the Participating Bank with respect to all drawings on the Letter of Credit, such amount to be paid to the Trustee, plus (ii) an amount of money equal to the Additional Payments accrued and to accrue until actual final payment and redemption of the Bonds, such amount or applicable portions thereof to be paid to the Trustee or to the Persons to whom those Additional Payments are or will be due. The requirement of clause (ii) above with respect to Additional Payments to accrue may be met if provisions satisfactory to the Trustee and the Issuer are made for paying those amounts as they accrue.

      Section 6.3. MANDATORY REDEMPTION. The Borrower shall deliver or cause to be delivered to the Trustee the moneys needed to redeem the Bonds in accordance with the mandatory redemption provisions set forth in the Bonds and the Indenture and to fully reimburse the Bank and the Participating Bank with respect to all drawings on the Letter of Credit with respect thereto. Whenever the Bonds are subject to mandatory redemption pursuant to the Indenture, the Borrower will cooperate with the Issuer and the Trustee in effecting such redemption.

      Section 6.4. ACTIONS BY ISSUER. At the request of the Borrower or the Trustee, the Issuer shall take all steps required of it under the applicable provisions of the Indenture or the Bonds to effect the redemption of all or a portion of the Bonds pursuant to this Article.

                              (End of Article VI)

                                 ARTICLE VII.

                        EVENTS OF DEFAULT AND REMEDIES

      Section 7.1. EVENTS OF DEFAULT. Each of the following shall be an Event of
Default:

            (a) Failure by the Borrower to make or cause to be made any Loan Payment or Purchase Payment on or prior to the date on which such payment is due and payable;

            (b) Failure by the Borrower to observe and perform any other agreement, term or condition contained in this Agreement and continuation of such failure for a period of 30 days after notice thereof shall have been given to the Borrower by the Issuer or the Trustee, or for such longer period as the Issuer and the Trustee may agree to in writing; provided that if the failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, such failure shall not constitute an Event of Default so long as the Borrower institutes curative action within the applicable period and diligently pursues such action to completion;

            (c) The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, or (ii) admit in writing its inability to pay its debts generally as they become due, or (iii) make a general assignment for the benefit of creditors, or (iv) be adjudicated a bankrupt or insolvent, or
      (v) commence a voluntary case under the United States Bankruptcy Code, or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief, or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) have instituted against it, without the application, approval or consent of the Borrower, a proceeding in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Borrower an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Borrower in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) remain unvacated, undismissed and undischarged for a period of 60 days;

            (d) Any representation or warranty made by the Borrower herein or any statement in any report , certificate, financial statement or other instrument furnished in connection with this Agreement or with the purchase of the Bonds shall at any time prove to have been false or misleading in any material respect when made or given;

            (e) For any reason the Bonds are declared due and payable by acceleration in accordance with Section 7.03 of the Indenture;

            (f) The Trustee receives notice from the Participating Bank (i) stating that an Event of Default as defined in the Reimbursement Agreement has occurred and is continuing and (ii) directing the Trustee to call the Bonds for mandatory purchase or to declare the principal of the outstanding Bonds immediately due and payable;

            (g) The Trustee receives notice from the Bank (i) stating that an Event of Default as defined in the Participating Bank Agreement has occurred and is continuing and (ii) directing the Trustee to call the Bonds for mandatory purchase or to declare the principal of the outstanding Bonds immediately due and payable;

            (h) The Trustee receives notice from the Bank prior to the tenth Business Day following payment of a drawing under the Letter of Credit for interest on Bonds which remain outstanding after the application of the proceeds of such drawing, stating that the Letter of Credit will not be reinstated with respect to such interest; or

            (i) The Borrower fails to complete the Project (except for immaterial items) and commence operations at the Project within three years from the Series Issue Date, or fails to maintain (or to cause to be maintained) or within such period to create and thereafter maintain (or to cause to be created and thereafter be maintained) at least 50% of the employment at the Project projected in the Local Entity's application to the Issuer on behalf of the Borrower pursuant to which the Bonds were issued, or ceases or permits to be ceased operations at the Project (other than temporary cessation beyond the control of the Borrower and its lessee), or sells, assigns or otherwise disposes of (whether in one transaction or in a series of transactions) its interest in the Project or any substantial portion thereof (other than leases permitted under Section 5.4) or undertakes or permits any demolition or removal of a substantial portion of the Project without the prior written consent of the Issuer (except as otherwise permitted under Section 5.2), or assigns its interest under this Agreement in violation of Section 8.9.

      The declaration of an Event of Default under paragraph (c) above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

      Section 7.2.  REMEDIES ON DEFAULT.

            (a) Whenever an Event of Default shall have happened and be subsisting, any one or more of the following remedial steps may be taken:

                  (1) If acceleration of the principal amount of the Bonds has been declared pursuant to Section 7.03 of the Indenture, the Trustee shall declare all Loan Payments to be immediately due and payable, whereupon the same shall become immediately due and payable; and

                  (2) The Issuer or the Trustee may pursue any and all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement or the Letter of Credit or to enforce the performance and observance of any other obligation or agreement of the Borrower under this Agreement.

            (b) The Borrower covenants that, in case it shall fail to pay or cause to be paid any Loan Payments or Purchase Payments as and when the same shall become due and payable whether at maturity or by acceleration or otherwise, then, upon demand of the Trustee, the Borrower will pay to the Trustee the whole amount that then shall have become due and payable hereunder; and, in addition thereto, such further amounts as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents and counsel, and any expenses or liabilities incurred by the Issuer or the Trustee. In case the Borrower shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums SO due and unpaid.

            (c) In case there shall be pending proceedings for the bankruptcy or reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the benefit of the creditors or the property of the Borrower, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount due hereunder, including interest owing and unpaid in respect thereof, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Issuer or the Trustee, and to pay to the Issuer or the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

      Notwithstanding the foregoing, the Trustee shall not be obligated to take any step which in its opinion will or might cause it to expend money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Trustee at no cost or expense to the Trustee. Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to payment of Bond Service collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in Article X of the Indenture for transfers of remaining amounts in the Bond Fund.

      The provisions of this Section are subject to the further limitation that the annulment by the Trustee of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to Subsection 7.2(a)(1); provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

      Section 7.3. REMEDIES NOT EXCLUSIVE. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the Letter of Credit, or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

      Section 7.4. PAYMENT OF LEGAL FEES AND EXPENSES. If an Event of Default should occur and the Issuer or the Trustee should incur expenses, including attorneys' fees, in connection with the enforcement of this Agreement or the Letter of Credit or the collection of sums due thereunder, the Borrower shall reimburse the Issuer and the Trustee, as applicable, for the expenses so incurred, upon demand.

      Section 7.5. NO WAIVER. No failure by the Issuer or the Trustee to insist upon the strict performance by the Borrower of any provision hereof shall constitute a waiver of their right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Borrower to observe or comply with any provision hereof.

      The Issuer and the Trustee may waive any Event of Default hereunder only with the prior written consent of the Bank and the Participating Bank; provided that the Trustee shall not waive an Event of Default under Section 7.1(i) without the prior written consent of the Issuer.

      Section 7.6. NOTICE OF DEFAULT. The Borrower shall notify the Trustee, the Issuer, the Participating Bank and the Bank immediately if it becomes aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

                             (End of Article VII)

                                 ARTICLE VIII.

                                 MISCELLANEOUS


      Section 8.1. TERM OF AGREEMENT. This Agreement shall be and remain in full force and effect from the Series Issue Date until such time as all of the-Bonds shall have been fully paid (or provision made for such payment) pursuant to the Indenture, the Indenture shall have been released pursuant to Section 10.01 thereof, and all other sums payable by the Borrower under this Agreement and the Reimbursement Agreement shall have been paid, except for obligations of the Borrower under Section 5.10, which shall survive any termination of this Agreement.

      Section 8.2. NOTICES. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, and addressed as follows:

      If to the Borrower:           Old Mill Holdings, Inc.
                                    Annapolis City Marina
                                    Suites 311/312
                                    410 Severn Avenue
                                    Annapolis, MD 21403
                                    Attention:  Timothy Hough, President

      If to the Issuer:             Pennsylvania Economic Development Financing
                                    Authority
                                    Department of Commerce
                                    466 Forum Building
                                    Harrisburg, PA 17120

      If to the Trustee:            CoreStates Bank, N.A., Trustee
                                    510 Walnut Street - 6th Floor
                                    Philadelphia, PA 19104
                                    Attention: Corporate Trust
                                    Administration

      If to the Remarketing         PNC Securities Corp.
      Advisor:                      Fifth Avenue and Wood Street
                                    Pittsburgh, PA 15265
                                    Attention:  Sales Department

      If to the Bank:               PNC Bank, National Association
                                    Fifth Avenue and Wood Street
                                    Pittsburgh, PA 15265
                                    Attention:  Tri-State Group


      with a copy to:               PNC Bank, National Association
                                    3rd Floor Annex
                                    237 Fifth Avenue
                                    Pittsburgh, PA 15222
                                    Attention: Letter of Credit Department

      If to the Participating       Meridian Bank
      Bank:                         51 South Duke Street
                                    Lancaster, PA 17602
                                    Attention: Sandra J. Liddick
                                    Assistant Vice President


The Borrower, the Issuer, the Trustee, the Bank, the Participating Bank and the Remarketing Advisor, by notice given hereunder to the Persons listed above, may designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

      Section 8.3. LIMITATION OF LIABILITY: NO PERSONAL LIABILITY. In the exercise of the powers of the Issuer, the Trustee or the Remarketing Advisor hereunder or under the Indenture, including without limitation the application of moneys and the investment of funds, neither the Issuer, the Trustee, the Remarketing Advisor nor their members, directors, officers, employees or agents shall be accountable to the Borrower for any action taken or omitted by any of them in good faith and with the belief that it is authorized or within the discretion or rights or powers conferred. The Issuer, the Trustee, the Remarketing Advisor and their members, directors, officers, employees and agents shall be protected in acting upon any paper or document believed to be genuine, and any of them may conclusively rely upon the advice of counsel and may (but need not) require further evidence of any fact or matter before taking any action. In the event of any default by the Issuer hereunder, the liability of the Issuer to the Borrower shall be enforceable only out of the Issuer's interest under this Agreement and there shall be no other recourse for damages by the Borrower against the Issuer, its members, directors, officers, attorneys, agents and employees, or any of the property now or hereafter owned by it or them. All covenants, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, director, officer, agent or employee of the Issuer, and no official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of-the covenants, obligations or agreements of the Issuer contained in this Agreement or the Indenture.

      Section 8.4. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Issuer, the Borrower and their respective successors and assigns; provided that this Agreement may not be assigned by the Borrower (except in connection with a sale or transfer of assets pursuant to Section 5.1 or in compliance with Section 8.9) and may not be assigned by the Issuer except to the Trustee pursuant to the Indenture or as otherwise may be necessary to enforce or secure payment of Bond Service. This Agreement may be enforced only by the parties, their assignees and others who may, by law, stand in their respective places. In addition, the Remarketing Advisor, the Bank and Participating Bank are hereby explicitly recognized as third party beneficiaries of this Agreement.

      Section 8.5. AMENDMENTS. Except as otherwise expressly provided in this Agreement or the Indenture, subsequent to the issuance of the Bonds and unless and until all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement may not be effectively amended, modified or terminated except by an instrument in writing signed by the Borrower and the Issuer, consented to by the Trustee, and in accordance with the provisions of Article IX of the Indenture, as applicable.

      Section 8.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.

      Section 8.7. SEVERABILITY. If any provision of this Agreement is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision hereof, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision shall be deemed to be effective, operative and entered into in the manner and to the full extent permitted by applicable law.

      Section 8.8. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

      Section 8.9. ASSIGNMENT. The Borrower shall not assign this Agreement or any interest of the Borrower herein, either in whole or in part, without the prior written consent of the Trustee, which consent shall be given if the following conditions are fulfilled: (i) the assignee assumes in writing all of the obligations of the Borrower hereunder; (ii) neither the validity nor the enforceability of this Agreement shall be adversely affected by such assignment;
(iii) the Project shall continue in the opinion of Bond Counsel to be a "project, as such term is defined in the Act after such assignment; (iv) the assignee shall not be a Disqualified Contractor; and (v) consent by the Issuer, which consent shall not be unreasonably withheld. For purposes of this Section, no foreclosure by the Participating Bank, or conveyance in lieu thereof, or other transfer to the Participating Bank or an affiliate of Participating Bank, shall, of itself, be deemed an assignment for purposes of this Section or a sale, transfer, assignment or other disposition for purposes of Section 5.2. Subject to the foregoing, the terms "Issuer". "Borrower", "Trustee" and "Remarketing Advisor" shall, where the context requires, include the respective successors and assigns of such persons. No assignment pursuant to this Section shall release the Borrower from its obligations under this Agreement, unless the Participating Bank has consented to such release.

      Section 8.10. RECEIPT OF INDENTURE. The Borrower hereby acknowledges that it has received an executed copy of the Indenture and is familiar with its provisions, and agrees that it is subject to and bound by the terms thereof and it will take all such actions as are required or contemplated of it under the Indenture to preserve and protect the rights of the Trustee and of the Holders and the Bank and the Participating Bank thereunder and that it will not take any action which would cause a default thereunder. Any redemption of Bonds prior to maturity shall be effected as provided in the Indenture.

                             (End of Article VIII)

      IN WITNESS WHEREOF, the Issuer and the Borrower, intending to be legally bound, have caused this Agreement to be duly executed in their respective names, all as of the date first above written.


[SEAL]                        PENNSYLVANIA ECONOMIC DEVELOPMENT
                              FINANCING AUTHORITY


Attest                              By:
      Assistant Secretary                 Executive Director


[SEAL]                        OLD MILL HOLDINGS, INC.


Attest                              By:
      Secretary                           President


      This execution page is part of the Loan Agreement dated as of April 1, 1995 between Pennsylvania Economic Development Financing Authority and Old Mill Holdings, Inc.

                                   EXHIBIT A

                               LEGAL DESCRIPTION

                                   EXHIBIT B


                        OLD MILL HOLDINGS, INC. PROJECT

      The Project consists of refinancing the costs of a 54,000 square foot building and related equipment, located on approximately 8.65 acres of land at Route 209, Millersburg Borough, Upper Paxson Township, Dauphin County, Pennsylvania, owned and operated by the Operator as a facility for the manufacture of embroidered apparel, and the financing of working capital for the Operator.



                                          Bond
                                        PROCEEDS                    TOTAL
Qualified Refinancing
   Costs Approved by
   Issuer                                 $590,000                   $590,000
Qualified Working
   Capital Costs
  Approved by Issuer                        90,376                     90,376
Costs of Issuance                           19,624                     19,624
                                      ------------              -------------
Total                                     $700,000                   $700,000

                                   EXHIBIT C


                         FORM OF DISBURSEMENT REQUEST

      STATEMENT NO. ________ REQUESTING DISBURSEMENT OF FUNDS
      FROM PROJECT FUND PURSUANT TO SECTION 3.4 OF THE LOAN
      AGREEMENT DATED AS OF APRIL 1, 1995 ("LOAN AGREEMENT")
      BETWEEN PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING
      AUTHORITY ("ISSUER") AND OLD MILL HOLDINGS, INC. ("BORROWER").


      The terms used herein shall have the meanings specified for such terms in or pursuant to the Loan Agreement. Pursuant to Section 3.4 of the Loan Agreement, the undersigned Authorized Representative of the Borrower hereby requests and authorizes the Trustee to pay to the Borrower or to the person(s) listed on the Disbursement Schedule hereto out of the moneys deposited in the Project Fund the aggregate sum of $ - to reimburse the Borrower or to pay such person(s), as indicated in the Disbursement Schedule, for the items of Project Cost listed in the Disbursement Schedule.

      In connection with the foregoing request and authorization, the undersigned hereby certifies that:

      (a) Each item for which disbursement is requested hereunder is due, is an item of incurred Project Cost properly reimbursable or payable out of the Project Fund in accordance with the terms and conditions of the Loan Agreement and none of those items has formed the basis for any disbursement heretofore made from the Project Fund.

      (b) Each such item is or was necessary or appropriate in connection with the acquisition, construction, equipment and/or qualified refinancing of the Project.

      (c) The reimbursement or payment of the Project Costs requisitioned hereby will comply with the restrictions contained in Section 3.4 of the Loan Agreement.

      (d) This statement and all exhibits hereto, including the Disbursement Schedule, shall constitute full warrant, protection and authority to the Trustee for its actions taken pursuant hereto.

Dated:

                                    OLD MILL HOLDINGS, INC.


                                    By
                                        Authorized Representative


Approved by Meridian Bank


By
      Authorized Signatory


                             DISBURSEMENT SCHEDULE

      TO STATEMENT NO. ____ REQUESTING AND AUTHORIZING DISBURSEMENT OF FUNDS FROM PROJECT FUND PURSUANT TO SECTION 3.4 OF THE LOAN AGREEMENT DATED AS OF APRIL 1, 1995 BETWEEN PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY AND OLD MILL HOLDINGS, INC.



PAYEE                       AMOUNT                      PURPOSE

                                   EXHIBIT D

                           NONDISCRIMINATION CLAUSE

      During the term of this contract, the Borrower agrees as to itself and each tenant of the Project controlling, controlled by or under common control with the Borrower (each of the Borrower and each such tenant, a "Contractor") as follows:

      1. Contractor shall not discriminate against any employee, applicant for employment, independent contractor or any other person because of race, color, religious creed, handicap, ancestry, national origin, age or sex. Contractor shall take affirmative action to insure that applicants are employed, and that employees or agents are treated during employment, without regard to their race, color, religious creed, handicap, ancestry, national original age or sex. Such affirmative action shall include, but not limited to: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training. Contractor shall post in conspicuous places, available to employees, applicants for employment and other persons, a notice to be provided by the contracting agency setting forth the provisions of this nondiscrimination clause.

      2. Contractor shall in advertisements or requests for employment placed by it or on its behalf, state that all qualified applicants will receive consideration for employment without regard to race, color. religious creed, handicap, ancestry, national origin, age or sex.

      3. Contractor shall send to each labor union or workers' representative with which it has a collective bargaining agreement or other contract or understanding, a notice advising said labor union or workers' representative of its commitment to this nondiscrimination clause. Similar notice shall be sent to every other source of recruitment regularly utilized by Contractor.

      4. It shall be no defense to a finding of noncompliance with this nondiscrimination clause that Contractor had delegated some of its employment practices to any union, training program or other source of recruitment which prevents it from meeting its obligations. However, if the evidence indicates that Contractor was not on notice of the third-party discrimination or made a good faith effort to correct it, such factor shall be considered a mitigating circumstance in determining appropriate sanctions.

      5. Where the practices of a union or of any training program or other program of recruitment will result in the exclusion of minority group persons, so that Contractor will be unable to meet its obligations under this nondiscrimination clause, Contractor shall then employ and fill vacancies through other nondiscriminatory employment procedures.

      6. Contractor shall comply with all applicable state and federal laws prohibiting discrimination in hiring or employment opportunities. In the event of Contractor's noncompliance with the nondiscrimination clause of this contract or with any such laws, the Loan Payments may be accelerated, and Contractor may be declared temporarily ineligible for further Commonwealth of Pennsylvania contracts, and other sanctions may be imposed and remedies invoked.

      7. Contractor shall furnish all necessary employment documents and records to, and permit access to its books, records and accounts by, the contracting agency for purposes of investigation to ascertain compliance with the provisions of this clause. If Contractor does not possess documents or records reflecting the necessary information requested, it shall furnish such information on reporting forms supplied by the contracting agency.

      8. Contractor shall actively recruit minority subcontractors and women subcontractors or subcontractors with substantial minority or women representation among their employees.

      9. Contractor shall include the provisions of this nondiscrimination clause in every subcontract, so that such provisions will be binding upon each subcontractor.

      10. Contractor obligations under this clause are limited to Contractor's facilities within Pennsylvania or, where the contract is for purchase of goods manufactured outside of Pennsylvania, the facilities at which such goods are actually produced.

                                     D-2